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                                                                    Exhibit 99.3


                 [LETTERHEAD OF PAUL, HASTINGS, JANOFSKY & WALKER LLP]


                                January 31, 2002

NorthWestern Corporation
125 S. Dakota Avenue, Suite 1100
Sioux Falls, SD  57104

NorthWestern Capital Financing III
c/o NorthWestern Corporation
125 S. Dakota Avenue, Suite 1100
Sioux Falls, SD 57104

       Re: NorthWestern Capital Financing III - 8.10% Trust Preferred Securities

Members of the Board of Directors:

         We are acting as special tax counsel to NorthWestern Corporation (the "COMPANY") in connection with the issuance by NorthWestern Capital Financing III (the "TRUST") of an aggregate of 4,000,000 of the Trust's 8.10% Trust Preferred Securities and up to 600,000 additional Preferred Securities if the Underwriters exercise their full overallotment option (collectively, the "PREFERRED SECURITIES"). In that connection, reference is made to (i) the registration statement under the Securities Act of 1933, as amended (the "ACT"), of the Company on Form S-3 (Registration No. 333-82707) filed with the Securities and Exchange Commission (the "COMMISSION") on July 12, 1999, and declared effective by the Commission on July 27, 1999 (the "REGISTRATION STATEMENT"), (ii) the prospectus dated July 27, 1999 (the "PROSPECTUS") included in the Registration Statement, (iii) the preliminary prospectus supplement, subject to completion, dated January 22, 2002 and (iv) the prospectus supplement dated January 24, 2002 (the "FINAL SUPPLEMENTED PROSPECTUS") relating to the Preferred Securities. Capitalized terms not otherwise defined herein shall have the meaning specified in the Prospectus and the Final Supplemented Prospectus.

         We have examined the Prospectus, the Final Supplemented Prospectus and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed that the Preferred Securities will be issued in accordance with the operative documents described in the Prospectus and the Final Supplemented Prospectus.

         Based on the foregoing, we are of the opinion that the statements of law and legal conclusions contained in the Final Supplemented Prospectus set forth under the caption "Certain United States Federal Income Tax Consequences" are correct in all material respects.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the headings "Certain United States Federal Income Tax Consequences" and "Legal Matters" in the Final Supplemented Prospectus. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                      Very truly yours,

                                      /s/ Paul, Hastings, Janofsky & Walker LLP